Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 27, 2004, in the Registration Statement (Form SB-2) and related Prospectus of TurboSonic Technologies, Inc. for the registration of 1,795,000 shares of its common stock.

/s/ Ernst & Young LLP
Kitchener, Canada,	Ernst & Young LLP
August 4, 2006.	Chartered Accountants